Exhibit 99.1

NORTHSTAR REALTY EUROPE
ANNOUNCES FIRST QUARTER 2016 RESULTS

NEW YORK, May 13, 2016 -- NorthStar Realty Europe Corp. (NYSE: NRE) (“NorthStar Realty Europe” or “NRE”) today announced its results for the first quarter ended March 31, 2016.

Highlights

•	Cash available for distribution (“CAD”) of $0.22 per share

•	First quarter 2016 cash dividend of $0.15 per share

•	Closed $75 million corporate revolving credit facility

•	Repurchased $45 million of NorthStar Realty Europe common stock since November 2015

•	Repurchased $150 million of 4.625% senior stock-settable notes in February 2016

•	In excess of $750 million of primarily non-strategic property sales being evaluated as part of the capital recycling plan

First Quarter 2016 Results
NorthStar Realty Europe reported CAD for the first quarter 2016 of $14 million, or $0.22 per share. Net income (loss) to common stockholders for the first quarter 2016 was $(29) million, or $(0.49) per diluted share mainly driven by depreciation and amortization.

For more information and a reconciliation of CAD to net income (loss) attributable to common stockholders, please refer to the tables on the following pages.

Mahbod Nia, Chief Executive Officer, commented, “We are pleased to report strong earnings and real estate operating performance in the first quarter of 2016, reflecting our ongoing efforts to actively manage our portfolio. Our capital recycling plan is well under way with over $750 million of primarily non-strategic property sales being evaluated and at various stages of execution. We expect the liquidity generated from these sales will create significant optionality for NRE as we seek to unlock embedded value for our stockholders.”

Portfolio Results and Performance Metrics
Below are portfolio results and performance metrics for the first quarter 2016. For more information and a reconciliation of net operating income (“NOI”) to net income (loss) attributable to common stockholders, please refer to the tables on the following pages.

•	As of March 31, 2016, NorthStar Realty Europe’s portfolio was 87% occupied with a 6 year weighted average remaining lease term through to contractual term.[1]

•
As of March 31, 2016, our core portfolio[2] of predominantly prime office properties represented 75% of the overall portfolio market value and 66% of rental income.[1] Our core portfolio[2] was 92% occupied with a 7 year weighted average remaining lease term through to contract term.[1]

•	For the first quarter 2016, NOI was $34 million.

Assets

•	Total assets as of March 31, 2016 of approximately $2.6 billion.

•	During the three months ended March 31, 2016, NorthStar Realty Europe sold one non-strategic property.

•	Unrestricted cash as of March 31, 2016 was approximately $147 million.

Liquidity, Financing and Capital Markets Highlights
Corporate Debt

•
In February 2016, NorthStar Realty Europe repurchased approximately $150 million of its 4.625% senior stock-settable notes due December 2016 (the “Senior Notes”), at a slight discount to par value through open market purchases. Approximately $190 million of the Senior Notes remain outstanding as of March 31, 2016.

Stockholders’ Equity

•
On November 24, 2015, the board of directors of NorthStar Realty Europe authorized the repurchase of up to $100 million of the company’s outstanding common stock. The repurchases will occur from time to time in the open market and/or in privately negotiated transactions. The authorization expires in November 2016, unless otherwise extended by NorthStar Realty Europe’s board of directors. Since November 2015, NorthStar Realty Europe repurchased approximately $45 million of its common stock pursuant to this stock repurchase program.

•	As of March 31, 2016, NorthStar Realty Europe had 61 million total common shares outstanding, including LTIPs and RSUs not subject to performance hurdles.

Subsequent Events
Credit Facility and Liquidity

•
On May 10, 2016, NorthStar Realty Europe entered into a $75 million revolving credit facility with Merrill Lynch, Pierce, Fenner & Smith Incorporated as sole lead arranger and sole bookrunner and Bank of America, N.A. as administrative agent and a lender. The revolving credit facility has a one year term with a one year extension at NRE’s election so long as NRE remains in compliance with the terms of the revolving credit facility. Amounts drawn under the revolving credit facility accrue interest at a rate per annum equal to LIBOR plus a margin of 2.75%. The proceeds of the revolving credit facility may be used for general corporate and working capital purposes including the repayment of indebtedness. As of May 13, 2016, there were no borrowings under the revolving credit facility.

•	Unrestricted cash as of May 11, 2016 was approximately $144 million.

Property Disposals

•	NorthStar Realty Europe recently commenced marketing of certain non-strategic properties.

•	Subsequent to the first quarter 2016, NorthStar Realty Europe sold one non-strategic property and committed to sell another non-strategic property.

Supplemental Disclosure
Please refer to the supplemental presentation that will be posted on NorthStar Realty Europe’s website, www.nrecorp.com, which provides additional details regarding NorthStar Realty Europe’s portfolio.

Earnings Conference Call
NorthStar Realty Europe will host a conference call to discuss first quarter 2016 financial results on Friday, May 13, 2016, at 9:00 a.m. ET / 2:00 p.m. GMT / 3:00 p.m. CET. Hosting the call will be Mahbod Nia, Chief Executive Officer, Scott Berry, Chief Financial Officer and Trevor Ross, General Counsel.

The call will be webcast live over the Internet from the Company's website at www.nrecorp.com and will be archived on the Company's website. The call can also be accessed live over the phone by dialing 888-631-5926 (U.S. Toll Free), or +1 913-312-0939 (International) or +44 (0) 20-8150-0795 (United Kingdom), and using passcode 4078690.

A replay of the call will be available approximately two hours after the call through May 20, 2016 by dialing 888-203-1112 (U.S. Toll Free), or +1 719-457-0820 (International), or +44 (0) 20-7660-0134 (United Kingdom), and using passcode 4078690.

About NorthStar Realty Europe Corp.
NorthStar Realty Europe Corp. is a European focused commercial real estate company with predominately prime office properties within key cities in Germany, the United Kingdom and France, organized as a REIT and managed by an affiliate of NorthStar Asset Management Group Inc. (NYSE: NSAM), a global asset management firm. For more information about NorthStar Realty Europe Corp., please visit www.nrecorp.com.

NorthStar Realty Europe Corp.
Combined Consolidated Statements of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three Months Ended March 31,
	2016(1)	2015(1)
Revenues
Rental income	$34,833	$1,509
Escalation income	6,090	677
Other revenue	703	1
Total revenues	41,626	2,187
Expenses
Properties - operating expenses	9,231	834
Interest expense	12,542	752
Transaction costs	831	9,004
Management fee, related party(2)	3,500	—
Other expenses	3,690	—
General and administrative expenses	1,476	928
Equity-based compensation expense	3,268	—
Depreciation and amortization	18,871	926
Total expenses	53,409	12,444
Other income (loss)
Unrealized gain (loss) on investments and other	(16,171)	(6,031)
Realized gain (loss) on investments and other	(2,030)	(6)
Income (loss) before income tax benefit (expense)	(29,984)	(16,294)
Income tax benefit (expense)	659	—
Net income (loss)	(29,325)	(16,294)
Net (income) loss attributable to non-controlling interests	343	31
Net income (loss) attributable to NorthStar Realty Europe Corp. common stockholders	$(28,982)	$(16,263)
Earnings (loss) per share:
Basic	$(0.49)	$(0.26)	(3)
Diluted	$(0.49)	$(0.26)	(3)

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(1)
The combined consolidated financial statements for the three months ended March 31, 2016 represent the Company’s results of operations following the Spin-off on October 31, 2015. The combined consolidated financial statements for the three months ended March 31, 2015 represent: (i) the Company’s results of operations of the European Real Estate Business as if the transferred business was the business for the periods in which common control was present; and (ii) an allocation of costs related to the Company. As a result, results of operations for the three months ended March 31, 2016 may not be comparable to the Company’s results of operations reported for the prior period presented.

(2)	NRE began paying fees on November 1, 2015, in connection with the management agreement with NSAM.

(3)	Basic and diluted earnings per common share for the three months ended March 31, 2015 was calculated using the common stock distributed on November 1, 2015 in connection with the Spin-off.

NorthStar Realty Europe Corp.
Combined Consolidated Balance Sheets
($ in thousands)

	March 31, 2016 (Unaudited)	December 31, 2015
Assets
Operating real estate, gross	$2,164,126	$2,120,460
Less: accumulated depreciation	(48,625)	(35,303)
Operating real estate, net	2,115,501	2,085,157
Cash and cash equivalents	147,407	283,844
Restricted cash	16,267	20,871
Receivables, net of allowance of $444 and $115 as of March 31, 2016 and December 31, 2015, respectively	8,401	9,663
Unbilled rent receivable	8,659	5,869
Assets held for sale	14,980	6,094
Derivative assets, at fair value	13,135	23,792
Intangible assets, net	235,066	241,519
Other assets, net	10,455	6,241
Total assets	$2,569,871	$2,683,050
Liabilities
Mortgage and other notes payable, net	$1,456,802	$1,424,610
Senior notes, net	187,013	333,798
Accounts payable and accrued expenses	45,831	39,964
Due to related party	3,530	3,995
Intangible liabilities, net	39,660	40,718
Derivative liabilities, at fair value	4,013	—
Other liabilities	48,317	42,654
Total liabilities	1,785,166	1,885,739
Commitments and contingencies
Redeemable non-controlling interest	1,634	1,569
Equity
NorthStar Realty Europe Corp. Stockholders’ Equity
Preferred stock, $0.01 par value, 200,000,000 shares authorized, no shares issued and outstanding as of March 31, 2016 and December 31, 2015	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 60,670,935 and 59,325,730 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	607	593
Additional paid-in capital	967,895	968,662
Retained earnings (accumulated deficit)	(224,111)	(186,246)
Accumulated other comprehensive income (loss)	28,943	2,560
Total NorthStar Realty Europe Corp. stockholders’ equity	773,334	785,569
Non-controlling interests	9,737	10,173
Total equity	783,071	795,742
Total liabilities and equity	$2,569,871	$2,683,050

Non-GAAP Financial Measures
Included in this press release is Cash Available for Distribution, or CAD, and net operating income, or NOI, each a “non-GAAP financial measure,” which measures NorthStar Realty’s historical or future financial performance that is different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of the applicable Securities and Exchange Commission, or SEC, rules. NorthStar Realty Europe believes these metrics can be a useful measure of its performance which is further defined below.
Cash Available For Distribution (CAD)
We believe that CAD provides investors and management with a meaningful indicator of operating performance. We also believe that CAD is useful because it adjusts for a variety of cash (such as transaction costs) and non-cash items (such as depreciation and amortization, equity-based compensation and realized gain (loss) on investments). We adjust for transaction costs because these costs are not a meaningful indicator of our recurring operating performance. For instance, these transaction costs include costs such as professional fees associated with new investments, which are expenses related to specific transactions.
We calculate CAD by subtracting from or adding to net income (loss) attributable to common stockholders, non-controlling interests and the following items: depreciation and amortization items including depreciation and amortization (excluding amortization of second generation tenant improvements and leasing commissions), straight-line rental income or expense (excluding amortization of rent free periods), amortization of above/below market leases, amortization of deferred financing costs, amortization of discount on financings and other and equity-based compensation; maintenance capital expenditures; unrealized gain (loss) from the change in fair value; realized gain (loss) on investments and other (excluding accelerated amortization related to sales of investments); impairment on depreciable property; bad debt expense; deferred tax benefit (expense); acquisition gains or losses; distributions and adjustments related to joint venture partners; transaction costs; foreign currency gains (losses); impairment on goodwill and other intangible assets; gains (losses) on sales; and one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items. These items, if applicable, include any adjustments for unconsolidated ventures. The definition of CAD may be adjusted from time to time for our reporting purposes in our discretion, acting through our audit committee or otherwise. CAD may fluctuate from period to period based upon a variety of factors, including, but not limited to, the timing and amount of investments, repayments and asset sales, capital raised, use of leverage, changes in the expected yield of investments and the overall conditions in commercial real estate and the economy generally.  We believe that quarterly distributions are principally based on operating performance and our board of directors includes CAD as one of several metrics it reviews to determine quarterly distributions to stockholders.
CAD should not be considered as an alternative to net income (loss) attributable to common stockholders, determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating CAD involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.
The following table presents a reconciliation of CAD to net income (loss) attributable to common stockholders for the three months ended March 31, 2016 (dollars in thousands):

Net income (loss) attributable to common stockholders	$(28,982)
Non-controlling interests	(343)

Adjustments:
Depreciation and amortization items(1)	25,299
Unrealized (gain) loss from fair value adjustments	15,752
Realized (gain) loss on investments(2)	2,030
Transaction costs and other(3)	(136)
CAD	$13,620

CAD per share(4)	$0.22
____________________________________________________________

(1)
Consists of depreciation and amortization of $18.9 million, amortization of above/below market leases of $1.1 million, amortization of deferred financing costs of $2.0 million and amortization of equity-based compensation of $3.3 million.

(2)
Includes realized loss of $1.9 million related to the write-off of the deferred financing costs associated with the repurchase of the Senior Notes and $0.2 million related to the loss from the sale of real estate.

(3)	Consists of $0.8 million of transaction costs, $1.3 million of deferred tax benefit and $0.3 million of other one-time items.

(4)	Based on a weighted average number of shares of 60.9 million (common shares outstanding, including LTIPs and RSUs not subject to performance hurdles).

Net Operating Income (NOI)
We believe NOI is a useful metric of the operating performance of our real estate portfolio in the aggregate. Portfolio results and performance metrics represent 100% for all consolidated investments and represent our ownership percentage for unconsolidated joint ventures. Net operating income represents total property and related revenues, adjusted for: (i) amortization of above/below market rent; (ii) straight-line rent (except with respect to rent free period); (iii) other items such as adjustments related to joint ventures and non-recurring bad debt expense and (iv) less property operating expenses. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, transaction costs, depreciation and amortization expense, realized gains (losses) from the sale of properties and other items under U.S. GAAP and capital expenditures and leasing costs necessary to maintain the operating performance of properties, all of which may be significant economic costs. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness.
NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.
The following table presents a reconciliation of NOI to property and other related revenues less property operating expenses for the three months ended March 31, 2016 (dollars in thousands):

Rental income	$34,833
Escalation income	6,090
Other revenue	703
Total property and other revenues	41,626
Properties - operating expenses	9,231
Adjustments:
Amortization and other items(1)	1,431
NOI	$33,826
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(1)	Includes $1.1 million of amortization of above/below market rent and $0.3 million of non-recurring bad-debt expense.

Safe Harbor Statement

This press release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements are generally identifiable by use of forward looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. Forward looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward looking information. Such statements include, but are not limited to, the expected use of proceeds from the sale of any non-strategic or other properties; the ability to execute on NRE’s strategy; whether properties currently being evaluated for sale or under contract will ultimately sell and if any such sales occur whether they will be consummated at prices expected; our ability to maintain dividend payments, at current levels, or at all; our expected use of proceeds under our revolving credit facility; our ability to generate stable and recurring income streams with the potential for capital growth over time; whether we will produce higher cash available for distribution (CAD) per share in the coming quarters, or ever; and our use of leverage, including whether and when NRE may achieve its target leverage whether we will continue to make repurchases of our common stock pursuant to the stock repurchase program or the level of any such repurchases. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Realty Europe’s expectations include, but are not limited to, NorthStar Realty Europe’s liquidity and financial flexibility; NorthStar Realty Europe’s future cash available for distribution; NorthStar Realty Europe’s use of leverage; and the anticipated strength and growth of NorthStar Realty Europe’s business. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in NorthStar Realty Europe’s annual report on Form 10-K for the year ended December 31, 2015 and its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty Europe expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Investor Relations:
Joe Calabrese, MWW, (212) 827-3772; Gordon Simpson, Finsbury, +44 (0) 20-7251-3801

Endnotes

1.	Based on rent roll as of March 31, 2016.

2.	Core portfolio comprises primarily office properties in Germany, the U.K. and France.